UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2005

MACATAWA BANK CORPORATION
(Exact name of Registrant as specified in its charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-25927 (Commission File No.)	38-3391345 (IRS Employer Identification No.)

10753 Macatawa Drive, Holland, MI (Address of Principal Executive Offices)	49424 (Zip Code)

616 820-1444
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

[__] Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).
[__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Nasdaq Marketplace Rule 4350(c)(4) requires that director nominees be selected or recommended for the Board's selection either by a majority of the independent directors or by a nominations committee comprised solely of independent directors. As previously disclosed in our proxy statement, our director nominees are recommended for the Board's selection by a majority of the independent directors.

Marketplace Rule 4350(c)(4)(B) requires Nasdaq companies to adopt a written charter or board resolution addressing the nominations process. On April 8, 2005, we received a letter from Nasdaq noting that we had not adopted a formal board resolution addressing the nomination process for directors and requesting that we take appropriate action.

We have adopted a formal board resolution addressing the nomination process and affirming the process previously disclosed in our proxy statement. On April 13, 2005 Nasdaq sent us a letter confirming that we are now in compliance with Marketplace Rule 4350(c)(4).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 14, 2005	MACATAWA BANK CORPORATION By: /s/ Jon W. Swets —————————————— Jon W. Swets Chief Financial Officer